UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 22, 2006

FLORIDA EAST COAST INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-08728	59-2349968
(Commission File Number)	(IRS Employer Identification No.)

One Malaga St., St. Augustine, FL	32084
(Address of Principal Executive Offices)	(Zip Code)

904-829-3421
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 22, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Florida East Coast Industries, Inc. (FECI) (“FECI” or the “Company”) approved targets for awards under the Company’s Annual Cash Incentive Plan for 2006 and the Long Term Incentive Plan for 2006 – 2008.

Annual Cash Incentive Plan

For 2006, the compensation committee set performance targets for the railway as well as for the real estate operations.  Metrics for the railway include growth in earnings before interest, taxes, depreciation and amortization and improvements in return on net assets.   Real estate metrics include cash flow from existing operations and year-end occupancy levels and development milestones, including: building starts (square feet) and stabilization (square feet), and numerous entitlement achievements for certain of the Company’s land assets.

Executive Officer Salaries

The annual cash incentive opportunity for each of the Company’s Executive Officers are as follows:

Executive Officer	Base Annual Salary	Target Bonus % of Base Salary	Maximum Bonus % of Base Salary

Adolfo Henriques	$652,050	75%	150%
John McPherson	$374,929	50%	100%
Daniel Popky	$321,368	50%	100%
Heidi Eddins	$321,368	50%	100%

Awards Under the Stock Incentive Plan 2006-2008

The Committee approved a plan for awards under the stock Incentive Plan for 2006, 2007, and 2008 for all plan participants.  Beginning in 2006, the awards are 100% performance based.  Awards are made in restricted stock.

The targets for 2006 include improvements in railway earnings before interest, taxes, depreciation and amortization and railway return on net assets.   Real estate metrics include cash flow from existing operations and year-end occupancy levels and long term development milestones, including: building starts (square feet) and stabilization (square feet), and numerous entitlement achievements for certain of the Company’s land assets. Awards based on performance in 2006 will be made in early 2007. Awards vest pro rata over 3 years from the date of the award.

The targets for 2007 will be certain of the targets to be developed for the 2007 annual cash incentive plan.  Awards based on 2007 performance will be made in early 2008 and will vest pro rata over 3 years from the date of the award.

Beginning with the 3 year period 2006-2008, awards will be made based on the company’s performance in each successive 3 year period. The award opportunity is established at the beginning of the 3 year measurement period. The award will be granted at the end of the 3 year period, based on performance, and will vest pro rata over 3 years from the date of the grant.

Each award under the plan is subject to adjustment, up or down 25%, based on the Company’s total shareholder return relative to peer groups.  Awards under the plan are subject to acceleration in the event of disability, death, retirement or change in control. The annual target opportunity for executive officers is as follows:

Executive Officer	Multiple of Base Salary

Adolfo Henriques	2.0 X
John McPherson	1.5 X
Daniel Popky	1.0 X
Heidi J. Eddins	1.0 X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Florida East Coast Industries, Inc.
(Registrant)

Dated: February 27, 2006	By:	/s/ Heidi J. Eddins

Executive Vice President, General Counsel and Corporate Secretary